Exhibit 10.3

REFERRAL FEE AGREEMENT

This Referral Fee Agreement, dated as of November 1, 2014 (the "Agreement"), is entered into by and between Canadian Cannabis Corp., a Delaware corporation having its principal place of business at 100 Rutherford Road South, Brampton , Ontario L6W 212 ("Company"), and Crimson Capital Investments, LLC, a Corporation having its principal place of business at 489 Riverview Drive, Totowa, NJ 07512 ("Finder", and together with Company, the "Parties", and each, a "Party").

WHEREAS, Company is in the startup phase of its business seeking a second mortgage on commercial property owned by the Company ("Investments") from individuals or institutions; and

WHEREAS, Company desires to engage Finder to introduce to Company any potential investor or lender leads who make an Investment ("Investors"), and Finder desires to accept such engagement.

NOW, THEREFORE, in consideration of the premises set forth above and other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the Parties agree as follows:

1.             Engagement.

(a)           Company hereby engages Finder, and Finder hereby accepts such engagement, to act as Company's non-exclusive finder with respect to Investors to make Investments during the Term, solely in accordance with the terms and conditions of this Agreement. Company may in its sole discretion engage any other person or company to also find Investors.

Finder shall introduce Company to Investors, and perform such other responsibilities as reasonably directed by Company, including forwarding investment literature, but shall not be required to participate in any meetings or negotiations nor have authority to offer or sell Investments to any Investor.

(b)           The prices, terms and conditions under which Company shall agree to mortgage shall be determined by Company in its sole discretion. Company shall have the authority to control all discussions and negotiations regarding any proposed or actual offering or sale of Investments. Nothing in this Agreement shall obligate Company to consummate any transaction with any Investor. Company may terminate any negotiations or discussions at any time and has the right not to proceed without any liability or obligation to pay compensation to Finder under Section 2 or otherwise.

(c)           Finder shall defend, indemnify and hold harmless Company, and any of its directors, officers or shareholders, against any and all losses, damages, liabilities, deficiencies, claims, actions, judgments, settlements, interest, awards, penalties, fines, costs, or expenses of whatever kind, including reasonable attorney fees, fees and the costs of enforcing any right to indemnification under this Agreement, incurred by Company, arising out or resulting from any claim of a third party related to its obligations under this Agreement.

2.             Compensation. In consideration for the services rendered by Finder hereunder, Company shall pay to Finder a ("Finder's Fee") on the completion of a $600,000 Second Mortgage. A Finder's Fee in the amount of 100,000 common shares of the Company will be paid.

3.             Independent Contractor. Finder is an independent contractor of Company, and this Agreement shall not be construed to create any association, partnership, joint venture, employee or agency relationship between Finder and Company for any purpose. Finder has no authority (and shall not hold itself out as having authority) to bind Company and Finder shall not make any agreements or representations on Company's behalf without Company's prior written consent. Without limiting the above, Finder will not be eligible to participate in any vacation, group medical or life insurance, disability, profit sharing or retirement benefits or any other fringe benefits or benefit plans offered by Company to its employees, and Company will not be responsible for withholding or paying any income, payroll, Social Security or other federal, state or local taxes, making any insurance contributions, including unemployment or disability, or obtaining worker's compensation insurance on Finder's behalf. Finder shall be responsible for, and shall indemnify Company against, all such taxes or contributions, including penalties and interest. Any persons employed or engaged by Finder in connection with the performance of Finder's obligations hereunder shall be Finder's employees or contractors and Finder shall be fully responsible for them and indemnify Company against any claims made by or on behalf of any such employees or contractors.

4.             Confidentiality. All non-public, confidential or proprietary information of Company, including, but not limited to, specifications, samples, patterns, designs, plans, drawings, documents, data, business operations, customer lists, pricing, discounts or rebates, disclosed by Company to Finder, whether disclosed orally or disclosed or accessed in written, electronic or other form or media, and whether or not marked, designated or otherwise identified as "confidential," in connection with this Agreement, as well as the terms and conditions and the existence of this Agreement is confidential, solely for the use of performing this Agreement and may not be disclosed or copied unless authorized by Company in writing. Upon Company's request, Finder shall promptly return all documents and other materials received from Company. Company shall be entitled to injunctive relief for any violation of this Section 4. This section shall not apply to information that is: (a) in the public domain; (b) known to the Finder at the time of disclosure; or (c) rightfully obtained by the Finder on a non-confidential basis from a third party.

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5.             Term and Termination.

(a)             The term of this Agreement commences on the date of this Agreement and continues for a period of two months, unless and until earlier terminated as provided under this Agreement (the "Term").

(b)             In addition to any remedies that may be provided in this Agreement, either Party may terminate this Agreement with immediate effect upon Notice to the other party, if the other party: (i) fails to pay any amount when due under this Agreement; (ii) has not otherwise performed or complied with any of the terms of this Agreement, in whole or in part; or (iii) becomes insolvent, files a petition for bankruptcy or commences or has commenced against it proceedings relating to bankruptcy, receivership, reorganization or assignment for the benefit of creditors.

6.             Miscellaneous.

(a)                 All notices, requests, consents, claims, demands, waivers, summons and other legal process, and other similar types of communications hereunder (each, a "Notice") must be in writing and addressed to the relevant Party at the address set forth on the first page of this Agreement (or to such other address that may be designated by the receiving Party from time to time in accordance with this Section 6(a)). All Notices must be delivered by personal delivery, nationally recognized overnight courier (with all fees pre-paid), or certified or registered mail (in each case, return receipt requested, postage prepaid). A Notice is effective only (i) upon receipt by the receiving Party and (ii) if the Party giving the Notice has complied with the requirements of this Section 6(a).

(b)                 This Agreement and all matters arising out of or relating to this Agreement are governed by, and construed in accordance with, the laws of the State of Delaware, without regard to the conflict of laws provisions of such State. Any legal suit, action or proceeding arising out of or relating to this Agreement must be instituted in the federal courts of the United States of America or the courts of the State of Delaware, in each case located in the City of Wilmington and County of New Castle, and each Party irrevocably submits to the exclusive jurisdiction of such courts in any such suit, action or proceeding. Service of process, summons, notice or other document by certified mail in accordance with Section 6(a) will be effective service of process for any suit, action or other proceeding brought in any such court.

(c)                 This Agreement, and each of the terms and provisions hereof, may only be amended, modified, waived or supplemented by an agreement in writing signed by each Party.

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(d)             Finder shall not assign, transfer, delegate or subcontract any of its rights or obligations under this Agreement without the prior written consent of Company. Any purported assignment or delegation in violation of this Section shall be null and void. Company may at any time assign, transfer or subcontract any or all of its rights or obligations under this Agreement without Finder's prior written consent. This Agreement will inure to the benefit of and be binding upon each of the Parties and each of their respective permitted successors and permitted assigns.

(e)                  This Agreement may be executed in counterparts, each of which is deemed an original, but all of which together constitutes one and the same agreement. Delivery of an executed counterpart of this Agreement electronically or by facsimile shall be effective as delivery of an original executed counterpart of this Agreement.

(f)             If any term or provision of this Agreement is invalid, illegal or unenforceable in any jurisdiction, such invalidity, illegality or unenforceability shall not affect any other term or provision of this Agreement or invalidate or render unenforceable such term or provision in any other jurisdiction.

(g)            This Agreement constitutes the sole and entire agreement of the Parties with respect to the subject matter contained herein, and supersedes all prior and contemporaneous understandings, agreements, representations and warranties, both written and oral, with respect to such subject matter.

(h)            The parties do not confer any rights or remedies upon any person other than the Parties and their respective successors and permitted assigns.

EXECUTED AND DELIVERED by the Parties as of the date first written above.

Canadian Cannabis Corp.

By	/s/ Ben Ward
Name:	Ben Ward
Title:	CEO

Crimson Capital Investments, LLC

By	/s/ Joseph Prestifilippo
Name:	Joseph Prestifilippo
Title:	Managing Member

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